1 Cass ^HH^ Cass 1 Information t^^ Commercial ' Systems, Inc ^^^ Bank POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Michael J. Normile, Jeffrey A. Ludwie, Christopher A. Loseman, and Ellv C. Fischer, acting singly, the undersigned's true and lawful attorney-in- fact to (each, an 'Attorney-in-Fact') for the limited purposes set forth below: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Cass Information Systems. Inc./ a M]ssoun_corporation (the "Company ), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which maybe necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission (the 'SEC) and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-factfull power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exerciseofanyofthe rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation/ hereby ratifying and confirming all that such attorney-in-fact/ or such attorney-in-fact's substitute or substitutes/shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned/ are not assuming, nor is the Company assuming/ any of the undersignecTs responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to conflict-of-laws principles. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company/ unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

!N WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day, ft^^t^ 3 . IQZ^ J^f<-t <S ^\^v^ Notary Acknowledgement State of ^/ County o On this ^7 dav6f< personally appearet basis ofsatisfactor^videnceto betheperson(s)^/?hose name(s) is/are subscribed to the within lame of Notary), ed to me on the instrument an^Scknowtedged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/theirsignature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNESS m\ (SEAL)i^^^-f Notar/ (;^blic(Sig>i^ture ^U/77ff /<57/ eSoo^ i'Smm'^sion Expiration Date LAURA JPINKSTAFF Notary Public - Notary Seal StLouis County • State of Missouri Coffimtssion lumber 2S483256 My ComnmsKHi Expires Jun 12, 2029